                                                                   EXHIBIT 3.1

[STAMP]
                          ARTICLES OF INCORPORATION

                                      OF

                        ENDLESS YOUTH PRODUCTS, INC.


     The undersigned natural person acting as incorporator of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt(s) the following Articles of Incorporation.

                                     ARTICLE 1
                                        NAME

           The name of the Corporation is ENDLESS YOUTH PRODUCTS, INC.

                                     ARTICLE 2
                 INITIAL RESIDENT AGENT AND REGISTERED OFFICE

     The name of the initial resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Clark County, Nevada 89101 is LIONEL SAWYER & COLLINS.

                                     ARTICLE 3
                                 AUTHORIZED SHARES

     The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 21,000,000 shares, consisting of (i) 20,000,000 shares of common stock ("Common Stock"), par value of $0.001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series in any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series to the extent permitted by the Nevada Revised Statutes, as amended from time to time.

                                 ARTICLE 4
                         DATA RESPECTING DIRECTORS

     Section 4.01 STYLE OF GOVERNING BOARD. The members of the governing board of the Corporation shall be styled Directors.

     Section 4.02 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of one (1) member.

     Section 4.03 NAMES AND ADDRESSES. The names and addresses of the person who is to serve as Director until the first annual meeting of the shareholders, or until his successors shall have been elected and qualified, is as follows:

         NAME                             ADDRESS

      Neal Wallach                        132 South Rodeo Drive
                                          Suite 303
                                          Beverly Hills, California  90212

     Section 4.04 INCREASE OR DECREASE OF DIRECTORS. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.


                                 ARTICLE 5
                    LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article FIVE shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

                                 ARTICLE 6
                        DATA RESPECTING INCORPORATORS

     The name and address of the incorporator of the Corporation is as follows:

         NAME                             ADDRESS

      Neal Wallach                        132 South Rodeo Drive
                                          Suite 303
                                          Beverly Hills, California  90212

      EXECUTED this 22nd day of July, 1996.


                                     /s/ Neal K. Wallach
                                     -----------------------------------------
                                     NEAL WALLACH



                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA     )
                        )    ss.
COUNTY OF LOS ANGELES   )

     On July 22, 1996, before me, the undersigned, a Notary Public, personally appeared Neal Wallach, personally known to me/proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                 [SEAL]                       /s/ Nicole A. Wade
                                              -------------------------------
                                                       NOTARY PUBLIC

[STAMP]
                             CERTIFICATE OF ACCEPTANCE
                                         OF
                           APPOINTMENT AS RESIDENT AGENT

In the matter of Endless Youth Products, Inc.

     LIONEL SAWYER & COLLINS hereby certifies that on the 24th day of July, 1996, it accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Nevada Revised Statute 78.030.

     LIONEL SAWYER & COLLINS further certifies that the office of the Resident Agent for Service of Process in this State of said corporation is located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101.

     Dated:     July 24       1996
           ----------------,


                                             LIONEL SAWYER & COLLINS

                                             By: /s/ Mark H. Goldstein
                                                ------------------------------
                                                    Mark H. Goldstein, Esq.

[STAMP]
                             CERTIFICATE REGARDING
                              REVERSE STOCK SPLIT



     NEAL K. WALLACH HEREBY CERTIFIES AS FOLLOWS:


     1. He is the duly appointed and acting President and Secretary of Endless Youth Products, Inc., a Nevada corporation (the "COMPANY").


     2. This Certificate is being executed in accordance with the requirements of Section 78.209 of the Nevada Revised Statutes with respect to a five-to-one reverse stock split pursuant to Section 78.207 of the Nevada Revised Statutes approved by the Board of Directors on May 7, 1998.


     3. The current number of authorized shares and the par value of each class and series of shares before such reverse stock split are as follows:
20,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share.


     4. The number of authorized shares and the par value of each class of shares after such reverse stock split are as follows: 4,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 of Preferred Stock, par value $0.001 per share.


     5. Each issued and outstanding share of Common Stock shall be exchanged for 0.2 shares of Common Stock in connection with such reverse stock split.

     6. The approval of the stockholders of the Company is not required pursuant to Section 78.209(1) of the Nevada Revised Statutes.


     7. The changes reflected in this Certificate shall become effective on the opening of business on May 26, 1998.


     8.    The record date for such reverse stock split shall be May 22, 1998.


     In accordance with Section 78.209(1) of the Nevada Revised Statutes,
Article 3 of the Company's Articles of Incorporation shall be deemed to be amended as provided in this Certificate effective as of the date set forth in paragraph 7.



Dated:  May 7, 1998                   /s/ Neal K. Wallach
                                      -----------------------------
                                      Neal K. Wallach, President and Secretary



                                 ACKNOWLEDGMENT

State of California
County of Los Angeles

     On May 7, 1998, before me, a Notary Public, personally appeared NEAL K. WALLACH, personally known to be (or proved to me on the basis of satisfactory evidence) to be the person) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


/s/  Mary Anne Brown                                              [SEAL]
----------------------------------------------

[STAMP]

                            CERTIFICATE OF CORRECTION
                                    NRS 78.0295
                                       SB 297

1.   The name of the corporation for which correction is being made:

     ENDLESS YOUTH PRODUCTS, INC.

2.   Description of the original document for which correction is being made:

     CERTIFICATE REGARDING REVERSE STOCK SPLIT.

3.   Filing date of the original document:

     MAY 8, 1998.

4. Description of the incorrect statement and the reason it is incorrect or the manner in which the execution or other authentication was defective:

     PARAGRAPH 5 OF SUCH CERTIFICATE INCORRECTLY DESCRIBES THE TREATMENT OF FRACTIONAL SHARES.

5. Correction of the incorrect statement or defective execution or authentication:

     PARAGRAPH 5 AS CORRECTED READS AS FOLLOWS:

          "EACH ISSUED AND OUTSTANDING SHARE OF COMMON STOCK SHALL BE EXCHANGED FOR 0.2 SHARES OF COMMON STOCK IN CONNECTION WITH SUCH REVERSE STOCK SPLIT; PROVIDED, HOWEVER, THAT IN LIEU OF THE ISSUANCE OF FRACTIONAL SHARES TO ANY STOCKHOLDER, THE NUMBER OF SHARES TO BE ISSUED TO SUCH STOCKHOLDER IN SUCH EXCHANGE SHALL BE ROUNDED UP TO THE NEXT HIGHEST WHOLE NUMBER OF SHARES."

6.   Corporate officer's signature:

     /s/ Neal K. Wallach
     -------------------------------------------
     Neal K. Wallach, President and Secretary

[STAMP]
                             CERTIFICATE REGARDING
                     AMENDMENT OF ARTICLES OF INCORPORATION





     NEAL K. WALLACH HEREBY CERTIFIES AS FOLLOWS:


     1. He is the duly appointed and acting President and Secretary of Endless Youth Products, Inc., a Nevada corporation (the "COMPANY").


     2. This Certificate is being executed in accordance with the requirements of Section 78.390 of the Nevada Revised Statutes with respect to an amendment of the Company's Articles of Incorporation approved by the Board of Directors on June 1, 1999.


     3. The first paragraph of Article 3 of the Articles of Incorporation of the Company are amended to read as follows:

           The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 11,000,000 shares, consisting of (i) 10,000,000 shares of Common Stock ("Common Stock"), par value $0.001 per share, and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

     4. The foregoing amendment to the Articles of Incorporation were approved by the Directors and by Stockholders holding a majority of the outstanding shares of Common Stock.

                                             /s/ Neal K. Wallach

Dated:  June 7, 1998                   aka   /s/ Neal Kevin Wallach
                                             ----------------------------------
                                             Neal K. Wallach, President and
                                             Secretary

                                 ACKNOWLEDGEMENT


State of California
County of Los Angeles

     On June 7, 1998, before me, Emily E. Brown, a Notary Public, personally appeared NEAL K. WALLACH, personally known to be (or proved to me on the basis of satisfactory evidence) to be the person) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



/s/ Emily E. Brown                                      [SEAL]
-------------------------


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